UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2012

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Route 202/206, Suite 130, Bridgewater, NJ		08807
(Address of Principal Executive Offices)		(Zip Code)

(908) 864-4444
(Registrant's telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01	Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on October 20, 2011, Senesco Technologies, Inc. (the “Company”) received a notice from NYSE Regulation, Inc. on behalf of NYSE AMEX LLC (now known as NYSE MKT LLC) (the “NYSE MKT”) providing notification that the Company did not meet one of the NYSE MKT continued listing standards as set forth in Part 10 of the NYSE MKT Company Guide (the “Company Guide”), and therefore, the Company had become subject to the procedures and requirements of Section 1009 of the Company Guide. Specifically, the Company was not in compliance with Section 1003(a)(iii) of the Company Guide since it reported stockholders’ equity of less than $6,000,000 at June 30, 2011 and had incurred losses from continuing operations and/or net losses in its five most recent fiscal years ended June 30, 2011. On December 8, 2011, the Company received further notice from NYSE MKT that the Company was not in compliance with Section 1003(a)(ii) of the Company Guide since it reported stockholders’ equity of less than $4,000,000 at September 30, 2011 and had incurred losses from continuing operations and/or net losses in three of its four most recent fiscal years ended June 30, 2011. On December 22, 2011, the Company received notice from the NYSE MKT stating that the exchange had accepted the Company’s compliance plan and granted it an extension until July 20, 2012 to regain compliance with the NYSE’s continued listing standards. On August 22, 2012, the Company received a notice from NYSE Regulation, Inc. on behalf of NYSE MKT providing notification that NYSE MKT has determined not to grant the Company an extension of time to cure the non-compliance and that, therefore, the NYSE MKT intended to file a delisting application with the Securities and Exchange Commission striking the Company’s common stock from the NYSE MKT. The Company requested an appeal of the NYSE MKT’s determination and the Company was granted a hearing with a committee of NYSE MKT in accordance with our rights as set forth in Sections 1203 and 1009(d) of the NYSE MKT Company Guide. The appeal hearing was held on October 24, 2012 and the NYSE MKT granted the Company an extension through November 5, 2012, which was subsequently extended through November 12, 2012 due to the effects of Hurricane Sandy, within which to regain compliance. As of November 12, 2012, the Company failed to meet such requirements.

On November 16, 2012, the NYSE MKT verbally notified the Company of its decision to delist the Company’s common stock from the NYSE MKT, effective prior to the start of trading on Wednesday, November 21, 2012, due to the Company’s inability to regain compliance with the NYSE MKT’s continued listing standards during the extension period. Upon delisting from the NYSE MKT, the Company intends to have its common stock quoted on an over-the-counter securities market.

The press release announcing the delisting of the Company’s common stock from the NYSE MKT is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Senesco Technologies, Inc. dated November 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: November 19, 2012	By:	/s/ Leslie J. Browne
Name: Leslie J. Browne, Ph.D.
Title: President and Chief Executive Officer